EXHIBIT 4.4





                    CERTIFICATE OF TRUST


          The undersigned, the trustees of CCC Capital IV, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Sec. 3810,
                                                              ---- --
hereby certify as follows:

          1. The name of the business trust being formed hereby (the "Trust") is "CCC Capital IV."

          2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

          Chase Manhattan Bank Delaware
          1201 Market Street
          Wilmington, Delaware  19801

          3. This Certificate of Trust shall be effective as of the date of filing.

Dated:  September 30, 1996


                                 /s/ Barbara A. Yastine
                            --------------------------------------------
                            Name: Barbara A. Yastine,
                            as Regular Trustee


                                 /s/ George Hupfer
                            --------------------------------------------
                            Name: George Hupfer,
                            as Regular Trustee


                            CHASE MANHATTAN BANK DELAWARE,











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                            as Trustee


                            By:      /s/ John J. Cashin
                                -------------------------------------
                                Name:   John J. Cashin
                                Title:  Senior Trust Officer